Exhibit 10.6

AMENDMENT NO. 1, dated as of July 25, 2006, among Toys “R” Us-Delaware, Inc. , a Delaware corporation (the “Borrower”), Banc of America Bridge LLC, as administrative agent (the “Administrative Agent”), and the Lenders (as defined below) listed on the signature pages hereto, to that certain Credit Agreement, dated as of July 19, 2006 (as amended, amended and restated, extended, supplemented, waived or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto (the “Lenders”), Banc of America Bridge LLC, as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity, the “Administrative Agent”), Deutsche Bank Securities Inc. (“DBSI”), as Syndication Agent, Citicorp North America, Inc. , as Collateral Agent, Credit Suisse, as Documentation Agent, Banc of America Securities LLC ( “BAS”) and DBSI, as Lead Arrangers and BAS, DBSI and Citigroup Global Markets Inc. , as Joint Book Managers. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, clause (d) of the definition of “Eligible Assignee” requires any other commercial bank, insurance company or company engaged in the business of making commercial loans or a commercial finance company who desires to become a Lender under the Credit Agreement to have, together with its Affiliates, a combined capital and surplus in excess of $1.0 billion;

WHEREAS, the Lenders desire to amend the definition of “Eligible Assignee” in Article I of Credit Agreement as set forth below;

WHEREAS, each Lender who executes and delivers this Amendment No. 1 shall be deemed, upon effectiveness of this Amendment No. 1, to consent to the amendment of the Credit Agreement as set forth in Section 1 hereof;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment.

The definition of “Eligible Assignee” is amended by deleting the reference to “$1.0 billion” in clause (d) of the definition thereof and replacing it with “$200 million”.

Section 2. Representations and Warranties. The Borrower represents and warrants to the Lenders as of the date hereof that:

(a) The execution, delivery and performance by the Borrower of this Amendment No. 1 has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of the Charter Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any contractual obligation to which the Borrower is a party or affecting it or the properties of the Loan Parties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except, in each case referred to in clauses (b) and (c), to the extent that conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect.

(b) Before and after giving effect to this Amendment No. 1, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(c) At the time of and after giving effect to this Amendment No. 1, no Default or Event of Default has occurred and is continuing.

Section 3. Conditions to Effectiveness. This Amendment No. 1 shall become effective upon satisfaction of each of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received from (i) Lenders constituting the Required Lenders and (ii) each of the other parties hereto, a counterpart of this Amendment No. 1 signed on behalf of such party;

(b) All corporate and other proceedings taken or to be taken in connection with this Amendment No. 1 and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent; and

(c) The representations and warranties in Section 2 of this Amendment No. 1 shall be true and correct.

Section 4. Expenses. Borrower is not responsible for reimbursing the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred by it in connection with this Amendment No. 1, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7. Headings. The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Effect of Amendment. Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms or conditions contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[THE REMAINDER OF THIS PAGE SHALL INTENTIONALLY BE LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

TOYS “R” US-DELAWARE, INC.

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

BANC OF AMERICA BRIDGE LLC, as
Administrative Agent

By:	/s/ Chris Ooten
Name: Chris Ooten
Title: Principal

[Signature Page to Amendment No. 1 to Credit Agreement]

BANC OF AMERICA BRIDGE LLC, as
Lender

By:	/s/ Chris Ooten
Name: Chris Ooten
Title: Principal

[Signature Page to Amendment No. 1 to Credit Agreement]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Victoria Floyd
Name: Victoria Floyd
Title: Managing Director

By:	/s/ Robert Wheeler
Name: Robert Wheeler
Title: Director

[Signature Page to Amendment No. 1 to Credit Agreement]